UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On January 28, 2015, VSE Corporation ("VSE") and its two wholly owned subsidiaries VSE Aviation, Inc. ("VAI") and 9126767 Canada Inc. completed their previously announced acquisition of five operating companies (the "Acquisition") by acquiring all of the capital stock of their four holding companies consisting of Avatas Aerospace Inc. ("AAI"), Air Parts Holding Inc. ("APH"), Prime Turbines Holding Inc. ("PTH"), and Prime Turbines Germany Holding Inc. ("PTGH"). The five operating companies are Kansas Aviation of Independence, L.L.C. ("KAI"), Air Parts & Supply Co. ("APS"), CT Aerospace LLC ("CTA"), Prime Turbines LLC ("PT") and Prime Turbines GmbH ("PTG"). KAI, APS, CTA, PT and PTG specialize in maintenance, repair and overhaul (MRO) services and parts supply for corporate and regional jet aircraft engines and engine accessories. The five companies have a total of approximately 196 employees.

The Acquisition was consummated pursuant to a Share Purchase Agreement, dated as of December 31, 2014, among Killick Limited Partnership and the other holders of the capital stock of AAI, APH, PTH and PTGH (KLP and such other capital stock holders are collectively referred to herein as "Sellers"), AAI, APH, PTH, PTGH, KAI, APS, CTA, PT, PTG, Killick Limited Partnership as Sellers' Representative, VAI (formerly named A Aviation Corp.), 9126767 Canada Inc. and VSE (the "SPA").

VAI and 9126767 Canada Inc. acquired from Sellers all of the capital stock of AAI, APH, PTH and PTGH, which own all of the capital stock and limited liability company interests of KAI, APS, CTA, PT and PTG, for an initial purchase price of approximately $189 million (subject to adjustment) paid in cash at the closing of the Acquisition (the "Closing"). VAI will also be required to make additional purchase price payments consisting of (a) up to $40 million in cash, if certain financial targets are satisfied by KAI, CTA, APS, AAI and APH on a combined basis during the first two years after the Closing and (b) one payment of $5 million in cash if such companies surpass a certain financial target during any 12 consecutive months during 2014 or 2015. The purchase prices will also be subject to certain other adjustments pursuant to the SPA after the Closing, including in respect of the acquired companies' net closing working capital and certain inventory and equipment.

As contemplated by the SPA, $18 million of the purchase price paid at the Closing was deposited with an escrow agent to hold and disburse pursuant to an escrow agreement. Upon expiration of the first 18 months after the Closing date, such amount of the escrow, if any, that exceeds the sum of VSE's then pending claims for indemnification under the SPA will be released to Sellers.

The foregoing description of the Acquisition does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA, a copy of which is Exhibit 2.1 to VSE's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2015.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of the Registrant

On January 28, 2015, VSE and a majority of its wholly owned subsidiaries (collectively, the "Borrowers") entered into a Third Amended and Restated Business Loan and Security Agreement (the "Current Loan Agreement") with Citizens Bank of Pennsylvania and a syndicate of five other banks ("Lenders"). The Current Loan Agreement amends and restates VSE's prior Second Amended and Restated Business Loan Agreement, dated as of June 6, 2011, with Citizens Bank of Pennsylvania and other Lenders (the "Previous Loan Agreement") in its entirety. VSE entered into the Current Loan Agreement to refinance its outstanding debt under the Previous Loan Agreement, to finance its Acquisition discussed in Item 2.01 above and to have a working capital facility for letters of credit, capital expenditures and general corporate purposes. As of the close of business on January 29, 2015, the Borrowers' outstanding indebtedness under the Current Loan Agreement totaled $150 million under the term facility and approximately $100 million under the revolving facility.

The Current Loan Agreement includes: (a) a term facility in the initial principal amount of $150 million and required principal payments over a five-year period that are greater in the later years than in the earlier years; (b) a revolving facility with a commitment amount of $150 million that includes a sub-limit of $20 million for letters of credit; (c) an incremental commitment of up to an additional $75 million in the aggregate for either the term facility, revolving facility or both facilities; (d) interest rate elections on both the term facility and revolving facility for LIBOR based interest rates and other interest rates; (e) an unused commitment fee on the unused portion of the revolving facility; (f) a requirement to hedge the rate of interest on 50% of the outstanding amount of the term facility during the first three years; and (g) a maturity date for both the term facility and the revolving facility of January 28, 2020.

The Current Loan Agreement is secured by substantially all of the assets of the Borrowers and contains certain financial covenants, including a total funded debt to EBITDA ratio and fixed charge coverage ratio, customary representations and warranties, and other affirmative and negative covenants. These include limitations or restrictions on indebtedness, change of control of VSE or any of its subsidiaries, purchases of VSE's common stock, payment of cash dividends in excess of $6 million in any fiscal year, loans or advances from the Borrowers, bid and performance bonds, capital expenditures, financial product obligations, asset dispositions, and acquisitions. The Current Loan Agreement defines events of default and acceleration provisions.

The foregoing description of the Current Loan Agreement does not constitute a complete summary of its terms and conditions, and reference is made to the complete text of the Current Loan Agreement that is attached hereto as Exhibit 10.1.

Item 7.01  Regulation FD Disclosure

On January 28, 2015, VSE issued a press release that announced VSE's Acquisition discussed in Item 2.01 above and Current Loan Agreement discussed in Item 2.03 above. The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after February 3, 2015.

(b)	Pro Forma Financial Information

The financial information required by this Item 9(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after February 3, 2015.

(d)	Exhibit Number

10.1* Third Amended and Restated Business Loan and Security Agreement, dated as of January 28, 2015, by VSE Corporation and subsidiaries, Citizens Bank of Pennsylvania, and other Lenders.

99.1 Press release dated January 28, 2015 announcing "VSE Corporation Closes on Killick Aerospace Acquisition."

*The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally copies of such omitted schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: January 30, 2015	/s/ Thomas R. Loftus
Thomas R. Loftus
Executive Vice President and Chief Financial Officer